UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☒ Soliciting Material Pursuant to §240.14a-12

PENNROCK FINANCIAL SERVICES CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

THE FOLLOWING IS A NOTICE THAT WILL BE  DISTRIBUTED ON OR ABOUT JANUARY 14, 2005 BY PENNROCK FINANCIAL SERVICES CORP. TO THOSE OF ITS SHAREHOLDERS WHO PARTICIPATE IN ITS DIVIDEND REINVESTMENT PLAN.

IMPORTANT NOTICE

PENNROCK FINANCIAL SERVICES CORP.

DIVIDEND REINVESTMENT PLAN

PennRock has decided to suspend the voluntary cash contribution and dividend reinvestment features of its Dividend Reinvestment Plan (the “Plan”) in anticipation of its pending merger with Community Banks, Inc. (“Community”).  Accordingly, voluntary cash contributions will no longer be accepted by the Plan agent.  Beginning with the next dividend (which has historically been paid in April of each year), dividends payable on shares held in your own name and on shares held for your account under the Plan will no longer be reinvested in additional shares of PennRock common stock.  Dividends will, instead, be paid to you in cash by means of a check mailed to you on the dividend payment date.

Please note that all of the other features of the Plan will remain in effect pending the merger with Community, which is expected to occur in the second quarter of this year.  For example, you may request the issuance of a stock certificate, you may deposit PennRock stock certificates with the Plan agent for safekeeping and for credit to your account under the Plan, and you may request that shares held for your account be sold by the Plan agent.

Please also note that there is no need for you to terminate your participation in the Plan or to withdraw your shares from the Plan prior to the merger.  Shares of PennRock common stock held for your account under the Plan will be automatically converted into the appropriate number of shares of Community common stock on the effective date of the merger.  You will receive additional information about the conversion process at the time of the merger.

Any questions that you may have concerning the suspension of the voluntary cash contribution and dividend reinvestment features of the Plan should be directed to the Plan agent, American Stock Transfer & Trust Company, by telephone at (800) 937-5449 or via its website at www.amstock.com.

PennRock urges its shareholders, as well as other investors, to read the proxy statement/prospectus that will be included in the registration statement on Form S-4 which Community will file with the SEC in connection with the proposed merger. This proxy statement/prospectus will contain important information about Community, PennRock, the merger, the persons soliciting proxies in the merger and their interests in the merger and related matters. After the proxy statement/prospectus is filed with the SEC, it will be available for free on the SEC’s web site at <http://www.sec.gov>. It will also be available for free from Community and PennRock. You may direct such a request to either of the following persons:

Patricia E. Hoch, Senior Vice President and Secretary	Shannan Guthrie, Investor Relations Officer
750 East Park Drive Harrisburg, Pennsylvania 17111 Phone: (717) 920-1698	1060 Main St. Blue Ball, Pennsylvania 17506 Phone: (717) 354-3612

In addition to the proposed registration statement and proxy statement/prospectus, Community and PennRock file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Community or PennRock at the SEC’s public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the SEC’s other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Community’s and PennRock’s filings with the SEC are also available to the public from commercial document-retrieval services and for free on the SEC’s web site at <http://www.sec.gov>.

Community, PennRock and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies with respect to the transactions contemplated by the merger agreement. Information concerning such officers and directors is included in the parties’ proxy statements for their annual meetings of shareholders in 2004, previously filed with the SEC. These documents are available for free on the SEC’s website at <http://www.sec.gov> and they are also available at no charge from the companies. You may direct a request for these documents to the officers identified above.  INVESTORS SHOULD READ THE PROSPECTUS/PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.